EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Autoliv, Inc. of our reports dated February 20, 2008, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc., included in the 2007 Annual Report to Shareholders of Autoliv, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 No. 333-26299 and 333-117505) pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan
(2)	Registration Statement (Form S-8 No. 333-26303) pertaining to the Autoliv ASP Employee Investment Plan of Autoliv, Inc.

of our reports dated February 20, 2008, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc., incorporated herein by reference.

/s/ Ernst & Young AB
Stockholm, Sweden
February 20, 2008